Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Potential factors that could affect our financial results are included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on February 11, 2019, Form 10-Q for the fiscal quarter ended March 31, 2019, Form 10-Q for the fiscal quarter ended June 30, 2019, and Form 10-Q for the fiscal quarter ended September 29, 2019. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2020
GAAP diluted earnings per share attributable to Illumina stockholders (a)	$6.45 - $6.65
Amortization of acquired intangible assets	0.19
Non-cash interest expense (b)	0.28
Incremental non-GAAP tax expense (c)	(0.12)
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$6.80 - $7.00

(a) This guidance does not include any impact resulting from the termination of our merger agreement with Pacific Biosciences of California, Inc. on January 2, 2020.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.